UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2026

enCore Energy Corp.

(Exact Name Of Registrant As Specified In Charter)

British Columbia	001-41489	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Galleria Tower
13355 Noel Rd, Suite 1700
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (361) 239-2025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	EU	The Nasdaq Stock Market LLC
TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2026, enCore Energy Corp. (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). All matters submitted for approval by the Company’s shareholders, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026, were approved. The number of common shares entitled to vote at the Annual Meeting was 194,216,153, representing the number of shares outstanding as of April 16, 2026, the record date for the Annual Meeting.

The results of each matter voted on were as follows:

1.	Election of directors. The following directors were elected for terms expiring at the 2027 annual general meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
William Sheriff	69,610,532	6,483,683	12,930,639
William Harris	74,403,899	1,690,316	12,930,639
Mark Pelizza	74,622,619	1,471,596	12,930,639
Susan Hoxie-Key	48,824,874	27,269,341	12,930,639
Richard Little	75,127,367	966,848	12,930,639
Nathan Tewalt	74,940,786	1,153,429	12,930,639
Wayne Heili	69,593,878	6,500,337	12,930,639

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,761,730	1,733,537	598,948	12,930,639

3.

Appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026 and director authorization for renumeration. KPMG LLP was appointed for 2026, at a remuneration to be fixed by the directors of the Company.

Votes For	Votes Withheld
88,629,724	395,130

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY CORP.

By:	/s/ Robert W. Hudson Jr.
Name: Robert W. Hudson Jr. Title: General Counsel and Secretary

Date: June 16, 2026